As filed with the Securities and Exchange Commission on March 7, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AUTOLIV, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	51-0378542
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Vasagatan 11, 7th Floor, SE-111 20,

Box 70381,

SE-107 24 Stockholm, Sweden

+46 8 58 72 06 00

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

(302) 658-7581

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Dennis O. Garris

Carol M. McGee

Alston & Bird LLP

The Atlantic Building

950 F St. NW

Washington DC 20004

(202) 239-3300

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum aggregate offering price per unit/ Proposed maximum aggregate offering price/ Amount of registration fee
Common Stock, par value $1.00 per share
Preferred Stock, par value $1.00 per share
Depositary shares
Debt Securities
Warrants
Stock Purchase Contracts	(1)
Units (2)

(l)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or for depositary shares (including Swedish Depository Receipts described in the section of the prospectus entitled “Swedish Depository Receipts”). In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.
(2)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

EXPLANATORY NOTE

This registration statement serves to transition the outstanding and effective shelf registration statement of Autoliv, Inc., filed with the Securities and Exchange Commission on March 23, 2009 (File No. 333-158139) to this registration statement. Upon filing and automatic effectiveness, this registration statement replaces the previous registration statement.

PROSPECTUS

AUTOLIV, INC.

COMMON STOCK

PREFERRED STOCK

DEPOSITARY SHARES

DEBT SECURITIES

WARRANTS

STOCK PURCHASE CONTRACTS

UNITS

We or selling securityholders may, from time to time, offer to sell common stock, preferred stock (which we may issue in one or more series), depositary shares (which may include Swedish Depository Receipts representing shares of common stock), debt securities (which we may issue in one or more series), warrants, stock purchase contracts and units that include any of these securities. The debt securities, preferred stock, depositary shares, warrants and stock purchase contracts may be convertible into or exercisable or exchangeable for or represent our common or preferred stock or other securities. Each time securities are sold pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. You should read this prospectus and the applicable prospectus supplement carefully before you invest in our securities.

Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “ALV.” Swedish Depository Receipts representing shares of our common stock are listed on NASDAQ OMX Stockholm and trade under the ticker symbol “ALIV SDB.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

Investing in our securities involves a high degree of risk. See “Risk Factors” sections in our filings with the SEC and in the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 7, 2012

We are only offering the securities in places where sales of those securities are permitted. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. We have prepared the information contained in this prospectus and the documents incorporated by reference herein that have been filed by us with the SEC. We have not authorized anyone to provide you with any other information nor do we take any responsibility for any such other information that others may give you.

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. The types of securities that we may offer and sell, from time to time, pursuant to this prospectus are:

•	common stock;

•	preferred stock;

•	depositary shares (which may include Swedish Depository Receipts representing shares of common stock);

•	debt securities;

•	warrants;

•	stock purchase contracts; and

•	units consisting of any of the securities listed above.

Each time securities are offered under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the manner in which the securities will be offered, including:

•	the type and amount of securities that we propose to sell;

•	the initial public offering price of the securities;

•	the names of any underwriters or agents to or through which we will sell the securities;

•	any compensation of those underwriters or agents; and

•	information about any securities exchanges or automated quotation systems on which the securities will be listed or traded.

In addition, the prospectus supplement may also add, update or change the information contained in this prospectus. We urge you to read this prospectus, any applicable prospectus supplement and other offering material together with additional information described under the heading “Incorporation of Certain Information by Reference.”

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

In this prospectus, we refer to common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts and units collectively as the “securities.” The terms “we,” “our,” “ours,” “us,” “Autoliv” and “the Company” refer to Autoliv, Inc. and our consolidated subsidiaries, except that in the discussion of the capital stock and related matters, these terms refer solely to Autoliv, Inc. and not to any of its subsidiaries.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference certain information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•

our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the SEC on February 23, 2012, as amended by our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2011, filed with the SEC on March 7, 2012;

•	our Current Reports on Form 8-K filed with the SEC on February 21, 2012 and February 27, 2012;

•	the description of our common stock contained in our Registration Statement on Form S-4 filed on March 24, 1997; and

•

all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or after the date of this prospectus and before the termination of the applicable offering.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus, excluding exhibits to those documents, unless they are specifically incorporated by reference into those documents. These documents are available on our Internet site at http://www.autoliv.com. You can also request those documents from our Vice President of Corporate Communications at the following address:

Box 70381,

SE-107 24, Stockholm, Sweden

+46 8 587 20 600

Except as expressly provided above, no other information, including information on our Internet site, is incorporated by reference into this prospectus.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

We have included or incorporated by reference herein forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Such forward-looking statements are those that address activities, events or developments that Autoliv, Inc. or our management believes or anticipates may occur in the future, including statements relating to industry trends, business opportunities, sales contracts, sales backlog and on-going commercial arrangements and discussions, as well as any statements about future operating performance or financial results. In some cases, you can identify these statements by forward-looking words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “might,” “will,” “should,” or the negative of these terms and other comparable terminology, although not all forward-looking statements are so identified.

All such forward-looking statements, including without limitation, management’s examination of historical operating trends and data, are based upon our current expectations, various assumptions and data available from third parties and apply only as of the date of this prospectus or as otherwise specified therein. Our expectations, beliefs and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct, as these assumptions are inherently subject to risks and uncertainties and contingencies which are difficult or impossible to predict and are beyond our control.

Because these forward-looking statements involve risks and uncertainties, the outcome could differ materially from those set out in the forward-looking statements for a variety of reasons, including without limitation, changes in and the successful execution of our restructuring and cost reduction initiatives discussed herein and the market reaction thereto, changes in general industry and market conditions, increased competition, higher raw material, fuel and energy costs, changes in consumer and customer preferences for end products, customer losses, customer bankruptcies, consolidations or restructuring, divestiture of customer brands, fluctuation of foreign currencies or interest rates, fluctuation in vehicle production schedules for which the Company is a supplier, component shortages, market acceptance of our new products, costs or difficulties related to the global operation and integration of any new or acquired businesses and technologies, continued uncertainty in program awards and performance, the financial results of companies in which Autoliv has made technology investments or joint venture arrangements, pricing negotiations with customers, our ability to be awarded new business, increased costs, supply issues, product liability, warranty and recall claims and other litigation, and customer reactions thereto, possible adverse results of pending or future litigation or infringement claims, negative impacts of governmental investigations and litigation relating to the conduct of our business, tax assessments by governmental authorities, legislative or regulatory changes, political conditions, dependence on key personnel, customers and suppliers, as well as the risks identified in Item 1A “Risk Factors” in our Form 10-K for the fiscal year ended December 31, 2011.

Except for our ongoing obligation to disclose information under the U.S. federal securities laws, we undertake no obligation to update publicly or revise any forward-looking statements whether as a result of new information or future events. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and we assume no obligation to update any such statements.

THE COMPANY

Autoliv is a Delaware corporation with principal executive offices in Stockholm, Sweden. The Company functions as a holding corporation and owns two principal subsidiaries, Autoliv AB (“AAB”) and Autoliv ASP, Inc. (“ASP”).

Autoliv, through AAB and ASP, is the world’s leading supplier of automotive safety systems, with a broad range of product offerings, including modules and components for passenger and driver-side airbags, side-impact airbag protection systems, seatbelts, steering wheels, safety electronics, whiplash protection systems and child seats, including components for such systems, as well as night vision systems, radar and other active safety systems. Autoliv has approximately 80 production facilities in 29 countries and our customers include the world’s largest car manufacturers.

Shares of Autoliv common stock are traded on the New York Stock Exchange under the symbol “ALV” and Swedish Depository Receipts representing shares of Autoliv common stock trade on the NASDAQ OMX Stockholm under the symbol “ALIV SDB”. Options in Autoliv shares are traded in Philadelphia and NYSE Amex Equities under the symbol “ALV”.

RISK FACTORS

Investing in our securities involves a high degree of risk. See the “Risk Factors” sections in our Form 10-K for the fiscal year ended December 31, 2011 and in the applicable prospectus supplement.

USE OF PROCEEDS

We intend to use the net proceeds we receive from the sale of securities by us as set forth in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, we will not receive any proceeds from the sale of securities by selling securityholders.

RATIO OF EARNINGS TO FIXED CHARGES

The Company’s consolidated ratios of earnings to fixed charges for each of the five fiscal years ended December 31, 2011 are as follows:

Fiscal Year Ended December, 31
2011	2010	2009	2008	2007
11x	12x	1x	4x	7x

For the purpose of computing these ratios, (i) “earnings” consists of the sum of pre-tax income from continuing operations before adjustment for minority interests in our consolidated subsidiaries or income or loss from equity investees; fixed charges; amortization of capitalized interest; and distributed income of equity investees; and (ii) “fixed charges” consists of the sum of interest expense (which includes amortization of premiums, discounts, and capitalized expenses related to debt issue costs, when applicable); capitalized interest; and one-third of rental expense, which we believe to be a reasonable estimate of an interest factor in our leases.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock, including our Restated Certificate of Incorporation, as amended, and Restated By-Laws, as amended, which we refer to as our Certificate of Incorporation and Bylaws, respectively, and relevant provisions of Delaware law may not be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our Certificate of Incorporation and Bylaws and Delaware law. You should refer to, and read this summary together with, our Certificate of Incorporation and Bylaws to review all of the terms of our capital stock that may be important to you.

Common Stock

Under our Certificate of Incorporation, our board of directors is authorized to issue, without further stockholder approval, up to 325,000,000 shares of common stock, par value $1.00 per share. As of February 16, 2012, we had 89,336,077 issued and outstanding shares of our common stock held by approximately 42,000 stockholders of record. All outstanding shares of our common stock are fully paid and nonassessable. Our common stock is listed on the New York Stock Exchange under the symbol “ALV.” Computershare Trust Company, N.A. is the transfer agent and registrar for our common stock. Each share of our common stock entitles the holder to one vote on all matters submitted to a vote of the stockholders, including the election of directors. In addition, the holders of shares of our common stock are entitled to participate in dividends ratably on a per share basis when our board of directors declares dividends on our common stock out of legally available funds. In the event of our liquidation, dissolution or winding up, voluntarily or involuntarily, holders of our common stock will have the right to a ratable portion of the assets remaining after satisfaction in full of the prior rights of our creditors and of all liabilities. No shares of our common stock have any preemptive, redemption or conversion rights, or the benefits of any sinking fund.

Preferred Stock

The following summary describes generally some of the terms of preferred stock that we may offer from time to time in one or more series. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement and other offering material relating to that series of preferred stock along with any general provisions applicable to that series of preferred stock. The following description of our preferred stock, and any description of preferred stock in a prospectus supplement and other offering material, may not be complete and is subject to, and qualified in its entirety by reference to, the certificate of designations, preferences and rights relating to the particular series of preferred stock, which we will file with the SEC at or prior to the time of the sale of the preferred stock. You should refer to, and read this summary together with, the applicable certificate of designations, preferences and rights and the applicable prospectus supplement and other offering material to review the terms of a particular series of our preferred stock that may be important to you.

Under our Certificate of Incorporation, our board of directors is authorized to issue, without further stockholder approval, up to 25,000,000 shares of preferred stock, $1.00 par value per share, in one or more series. For each series of preferred stock, our board of directors may determine whether such preferred stock will have voting powers. Our board of directors may also determine the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of any preferred stock we issue. Our board of directors will determine these terms by resolution adopted before we issue any shares of a series of preferred stock. As of the date of this prospectus, we have not designated or issued any series of preferred stock.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws

The Delaware General Corporation Law

Our company is a Delaware corporation subject to Section 203 of the Delaware General Corporation Law, or DGCL. Section 203 provides that, subject to certain exceptions, a Delaware corporation may not engage in “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder unless:

•	the corporation has elected in its certificate of incorporation not to be governed by Section 203 (which we have not done);

•	prior to that time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

•

at or subsequent to that time, the business combination is approved by the board of directors of the corporation and by the affirmative vote of at least 66 and 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

The three-year prohibition also does not apply to business combinations proposed by an interested stockholder following the announcement or notification of extraordinary transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors. The term “business combination” is defined generally to include mergers or consolidations between a Delaware corporation and an interested stockholder, transactions with an interested stockholder involving the assets or stock of the corporation or its majority-owned subsidiaries, and transactions which increase an interested stockholder’s percentage ownership of stock.

The term “interested stockholder” is defined to include any person, other than the corporation and any direct or indirect majority-owned subsidiary of the corporation, that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within three years immediately prior to the relevant date, or the affiliates and associates of any such person.

Section 203 makes it more difficult for a person who would be an interested stockholder to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage companies interested in acquiring our company to negotiate in advance with our board of directors, because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

Classified Board

Our Certificate of Incorporation and Bylaws provide that our board of directors be divided into three classes of directors, with each class elected for staggered three-year terms expiring in successive years. As a result, approximately one-third of our board of directors will be elected each year. The classification of directors will have the effect of making it more difficult for stockholders to change the composition of our board. Our Certificate of Incorporation and the Bylaws provide that the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the board. Our board of directors currently consists of nine members.

Removal of Directors; Vacancies

Under the DGCL, unless otherwise provided in our Certificate of Incorporation, directors serving on a classified board may be removed by the stockholders only for cause. Our Certificate of Incorporation and Bylaws provide that directors may be removed only for cause and only upon the affirmative vote of holders of at least 80% of the voting power of all the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. In addition, our Certificate of Incorporation and Bylaws also provide that any vacancies on our board of directors will be filled only by the affirmative vote of a majority of the remaining directors, although less than a quorum.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our Certificate of Incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.

No Stockholder Action by Written Consent; Calling of Special Meetings of Stockholders

Our Certificate of Incorporation and Bylaws prohibit stockholder action by written consent. They also provide that special meetings of our stockholders may be called only by our board of directors pursuant to a resolution adopted by a majority of the board of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Bylaws provide that stockholders seeking to nominate candidates for election as directors or to bring business before an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. Generally, to be timely, a stockholder’s notice must be received at our principal executive offices not less than 60 days nor more than 90 days prior to the first anniversary date of the previous year’s annual meeting. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual meeting of stockholders.

Supermajority Provisions

The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend a corporation’s certificate of incorporation or bylaws, unless the certificate of incorporation requires a greater percentage. Our Certificate of Incorporation provides that the following provisions in the Certificate of Incorporation and Bylaws may be amended only by a vote of at least 80% of the voting power of all of the outstanding shares of our stock entitled to vote:

•	classified board (the number, election and term of our directors);

•	the removal of directors;

•	the prohibition on stockholder action by written consent;

•	the ability to call a special meeting of stockholders being vested solely in our board of directors;

•	the ability of the board of directors to make, alter, amend or repeal our Bylaws; and

•	the amendment provision requiring that the above provisions be amended only with an 80% supermajority vote.

Authorized but Unissued Capital Stock

The DGCL does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the New York Stock Exchange, which would apply so long as our common stock is listed on the New York Stock Exchange, require stockholder approval of certain issuances equal to or exceeding 20% of the then-outstanding voting power or the then-outstanding number of shares of common stock. Such approval is not required, however, for any public offering for cash; any bona fide private financing, if the financing involves a sale of common stock, for cash, at a price at least as great as each of the book and market value of our common stock; and securities convertible into or exercisable for common stock, for cash, if the conversion or exercise price is at least as great as each of the book and market value of our common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common or preferred stock at prices higher than prevailing market prices.

SWEDISH DEPOSITORY RECEIPTS

In connection with any offering of our common stock, at the request of the underwriter or other purchaser, we may deposit all or a portion of such shares (the “Shares”) with Skandinaviska Enskilda Banken AB (publ) (the “Depository”) pursuant to a Custodian Agreement between us and the Depository. The Depository will then deliver Swedish Depository Receipts (the “SDRs”) representing the Shares. Any such SDRs will be issued and governed in accordance with the Custodian Agreement and the General Terms and Conditions for Swedish Depository Receipts in Autoliv, Inc. (the “General Terms and Conditions”). Any prospectus supplement filed hereafter with respect to an offering of common stock may be deemed to include and refer to SDRs.

The SDRs are listed on NASDAQ OMX Stockholm. Each SDR represents an ownership interest in one Share of our common stock. The Depository’s office is located at Kungsträdgårdsgatan 8, SE-106 40 Stockholm, Sweden.

All SDRs relating to Shares held by the Depository, which are held on behalf of holders of SDRs (“SDR Holders”) by a bank conducting business in the United States designated by the Depository (the “U.S. Sub-Custodian”), are issued and registered in the form of SDRs in the book-entry system administered by Euroclear Sweden AB (previously VPC AB) (“Euroclear”). No certificates representing the SDRs will be issued. An SDR Holder may hold the SDRs either directly in a VPC account (“VPC Account”) or indirectly through the SDR Holder’s broker or other financial institution. If the SDRs are held by an SDR Holder directly, then such SDR Holder, by having an SDR registered in its own name in a VPC Account with Euroclear, individually has the rights of an SDR Holder. If an SDR Holder holds the SDRs in a custody account with its broker or financial institution nominee, such Holder must rely on the procedures of such broker or financial institution to assert the rights of an SDR Holder described in this section. An SDR Holder should consult with its broker or financial institution to find out what those procedures are.

We will not treat an SDR Holder as one of our stockholders and an SDR Holder will not have any stockholder rights, which are governed by U.S. federal law and the DGCL. Because the Depository will be the stockholder of record for the Shares represented by all outstanding SDRs, stockholder rights rest with such record holder. An SDR Holder’s rights derive from the General Terms and Conditions.

The obligations of the Depository and its agents towards SDR Holders are set out in the General Terms and Conditions. The General Terms and Conditions and the SDRs are governed by Swedish law. The following is a summary of the material terms of the General Terms and Conditions. Because it is a summary, it does not contain all the information that may be important to you. For more complete information, you should read the entire General Terms and Conditions which contains the terms of the SDRs.

Record and Payment Date

The Depository will, in consultation with us, fix a date for the determination of the SDR Holders’ entitlement to dividends in cash, shares, rights, or any other property or the proceeds thereof (if the property is sold by the Depository in accordance with the General Terms and Conditions), receive applicable information to participate in and vote at the stockholders’ meeting or otherwise exercise any rights whatsoever that may be exercised by our stockholders (the “Record Date”) and will fix the payment date of each dividend to SDR Holders (the “Payment Date”).

SDR Register

The Shares deposited with the Depository are held and are registered in the form of SDRs in the book-entry system administered by Euroclear in accordance with the Swedish Financial Instruments Accounts Act (1998:1479) on the VPC Accounts designated by the SDR Holders (the “SDR Register”).

Voting Rights

The Depository will as soon as possible after receipt of information of any general meeting of stockholders of the Company, cause an SDR Holder of record in the SDR Register on the Record Date, to be furnished with information regarding such general meeting of the stockholders. The information shall include the following:

•	the time and location of the general meeting of stockholders and the matter intended to be considered by the meeting;

•	references to instructions available through our website www.autoliv.com as to actions that must be taken by an SDR Holder to be able to exercise its voting rights at the general meeting; and

•	reference to materials for the general meeting available through our website www.autoliv.com.

SDR Holders that have not given the Depository instructions as to the exercise of the voting rights pertaining to the Shares represented by the relevant SDRs and that are not attending and representing such Shares at our stockholders’ meeting, will, pursuant to the General Terms and Conditions, be deemed to have instructed the Depository to give a proxy to a person designated by us to vote the Shares in the same proportion as all other Shares that are being voted at the meeting. However, no such instruction from the SDR Holders will be deemed to have been given with respect to any merger, consolidation or any other matter which may substantially affect the rights or privileges of the SDR Holders or with respect to any matters where giving such instruction and/or discretionary proxy would not be legally permitted.

Dividends and Other Distributions

An SDR Holder is entitled to participate in dividends ratably on a per SDR basis when our board of directors declare dividends on our common stock in the same manner as a holder of a share would be, although a cash dividend will be converted into Swedish Kronor (SEK). The conversion will be made in accordance with the exchange rates applied by the Depository from time to time and will take place, not more than five nor less than three business days prior to Payment Date by the Depository entering into futures contracts with delivery on the Payment Date. The final conversion rate will be an average of the rates achieved in each such future contract.

The person registered in the SDR Register on the Record Date as the SDR Holder or holder of rights to dividends relating to the SDRs shall be considered to be authorized to receive dividends. Payments of dividends will be effected in SEK by Euroclear on the Payment Date. If the person receiving dividends is not an authorized recipient, then the Company, the Depository and Euroclear shall be considered to have fulfilled their respective obligations unless, in the case of the Depository or Euroclear, either was aware that the payment of dividends was made to an unauthorized person or that, considering the specific circumstances, have neglected what reasonably should have been regarded and the payment is not binding for the right recipient because such person was under age or had a legal guardian according to the Swedish Code on Parents and Children and the right to receive dividends was in the authority of the legal guardian.

Euroclear shall pay dividends to the SDR Holders or holders of rights to dividends relating to SDRs in accordance with the rules and regulations applied by Euroclear from time to time. Under the present rules and regulation of Euroclear, dividends normally are paid in cash accounts linked to the VPC Accounts in which the SDRs are registered. The dividend payments to the SDR Holders will be made without deduction of any costs, charges, or fees, neither from us, the Depository, the U.S. Sub-Custodian nor Euroclear, except for the withholding tax, if any, levied in the United States and Sweden, on dividend payments or any other tax to be imposed by tax authorities in the United States or Sweden.

If we declare a dividend where we give stockholders an option to elect to receive such dividend in cash or some other form and if, in the opinion of the Depository, it is not practically possible for the SDR Holders to have any option to choose between dividends in the form of cash or in such other form, the Depository shall on behalf of the SDR Holders be entitled to decide that such dividends shall be paid in cash.

Taxation

In connection with any distribution to SDR Holders, we, the Depository, Euroclear or the U.S. Sub-Custodian or any of their respective agents will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld by us, the Depository, Euroclear or the U.S. Sub-Custodian or any of their respective agents and owing such authority or agency. In the event we, the Depository, Euroclear or the U.S. Sub-Custodian or any of their respective agents determines that any distribution in cash, shares, rights or any other property is subject to any tax or governmental charges which it is obligated to withhold, it may use that cash, or sell all or a portion of such property as is necessary and economically and practicably feasible to pay such taxes or governmental charges, and the Depository shall distribute the net proceeds of any sale or the balance of any such property or cash after deduction of such taxes or governmental charges to the SDR Holders entitled thereto. The SDR Holders will remain liable for any deficiency.

The Depository shall use its best efforts to provide the SDR Holders with such information as it may possess and the SDR Holders may reasonably request to enable such SDR Holder or its agent to claim any benefit provided under the taxation treaty between the United States and Sweden.

Exercise of Rights and Deposit or Sale of Securities Resulting from Dividends, Splits or Plans of Reorganization

The Depository, as promptly as possible, will accept delivery of Shares as a result of bonus issues and the effect of split-ups or combinations of Shares. Registrations in the SDR Holders’ respective VPC Accounts reflecting such bonus issue, split-up or combinations shall be effected by Euroclear as soon as practically possible after the Record Date without any further information being provided to the SDR Holders by the Depository. The person registered in the SDR Register on the Record Date as an SDR Holder (or holder of rights relating to bonus issues) shall be considered to be authorized to receive any Shares as a result of bonus issues or participate in any split-ups or combinations of SDRs. Should the person receiving bonus shares or participating in split-ups or combinations of SDRs not be authorized to receive SDRs or to participate in such measures, the same principles shall apply as mentioned above under “Dividends and Other Distributions” regarding the right to receive dividends. If the SDR Holders are entitled to receive fractional shares as a result of “stock dividends,” bonus issues or any other corporate action by us, such fractional shares will be sold by the Depository and the proceeds of such sale will be distributed to the SDR Holders. The Depository will not accept deposit of fractional shares or an uneven number of fractional rights.

The Depository will provide the SDR Holders with information with regard to new equity or debt issuances or other rights in which the SDR Holders have a right to subscribe for new shares and debentures, as well as other corporate action directed to stockholders by the Company in accordance with the provision governing delivery of notice as outlined below. When it is not practically or economically feasible to distribute any such rights the Depository shall have the right to sell such rights, on behalf of the SDR Holders and to distribute the proceeds of such sale to the SDR Holders after deduction of any taxes levied.

Restrictions on Deposit and Withdrawal

At any time, the Depository and the U.S. Sub-Custodian may refuse to accept Shares for deposit whenever notified that we have restricted transfer of such Shares to comply with any ownership or transfer restrictions under Swedish, U.S. or any other applicable law.

Company Reports and Other Communications

The Depository shall cause reports and other information, provided by us for distribution to the SDR Holders, to be delivered in accordance with the General Terms and Conditions to all SDR Holders or others holders being entitled to such information according to the SDR Register. Our annual report will be available through our website www.autoliv.com. Additionally, we will, upon request from an SDR Holder, send our annual report to such SDR Holder. The Depository shall arrange for notices or documentation, to be distributed to SDR Holders in accordance with the General Terms and Conditions to be furnished to the SDR Holders and other holders of rights registered in the SDR Register as entitled to receive notification pursuant to Swedish Financial Instruments Accounts Act. Such notices or documents shall be sent by mail to the address listed in the SDR Register. We and the Depository, however, may in lieu of mailing notices, publish the corresponding information in at least one national Swedish daily newspaper and through our website.

Limitations on Obligation and Liability to SDR Holders

Under the terms of the General Terms and Conditions, we, the Depository, the U.S. Sub-Custodian and Euroclear will not be liable for certain acts which include the following:

•	losses due to Swedish or foreign legal decree; and

•	losses due to Swedish or foreign action by public authorities, acts of war, strikes, blockades, boycotts, lockouts or other similar causes.

The reservation with respect to strikes, blockades, boycotts and lockouts apply even if we, the Depository, the U.S. Sub-Custodian or Euroclear itself undertake, or are the object of, such actions.

If the Depository, the U.S. Sub-Custodian, we or Euroclear are hindered from making payment or taking any other action by the circumstances described above, such action may be deferred until the hindrance has ceased to exist.

Neither, we, the Depository, the U.S. Sub-Custodian nor Euroclear are obligated to provide compensation for losses arising in other situations if we, the Depository, the U.S. Sub-Custodian or Euroclear have exercised normal prudence, nor shall we, the Depository, the U.S. Sub-Custodian or Euroclear be liable for indirect damages. Further, neither we, the Depository, the U.S. Sub-Custodian nor Euroclear are responsible for losses or damages incurred to an SDR Holder by reason that any dividend, right, delivery of notice other than what the stockholders of the Company are entitled for, of technical, legal or other reasons beyond the control of Euroclear can not be distributed or transferred to SDR Holders registered in the SDR Register.

Amendment and Termination of the Custodian Agreement

The Depository, in consultation with us, shall be entitled to amend the General Terms and Conditions insofar as such amendments are required by Swedish law, U.S. law, any applicable legislation, court decisions, decisions by public authorities or changes in the rules and regulations of Euroclear, or if, in the opinion of the Depository, such action is otherwise appropriate or necessary for practical reasons and the SDR Holders’ rights are in no material respect adversely affected.

The Depository may terminate deposits made under the General Terms and Conditions by delivery to the SDR Holders of a notice of termination pursuant to the applicable provision in the General Terms and Conditions if: (i) a decision is taken to delist the SDRs from NASDAQ OMX Stockholm; (ii) a decision is taken by us pursuant to the Certificate of Incorporation or the Bylaws to no longer maintain the SDR program under the General Terms and Conditions; or (iii) Euroclear has decided to terminate the service agreement concerning registration of the SDRs.

For a period of twelve months from the date of the termination notice, the General Terms and Conditions will continue to be valid in all respects; provided, however, that the SDRs, in accordance with an undertaking by us, will be listed on NASDAQ OMX Stockholm for a period of six months from the date of the termination notice, if they have not been previously delisted on the initiative of NASDAQ OMX Stockholm.

For a period of two years after the expiration of twelve months from the date of the termination notice, the Depository shall continue to hold Shares in safe custody but shall discontinue registration of SDR transfers (by closing the SDR Register), suspend distribution of dividends to the SDR Holders, refuse to accept deposits of Shares or any other action required under the General Terms and Conditions. In addition, the Depository shall be entitled to compensation from an SDR Holder for all fees and costs incurred by the Depository in connection with the SDRs from such date forward.

Three years after the date of the termination notice has been given, the Depository shall be entitled to sell the Shares and deduct any fees and costs incurred in connection with any such sale of Share. The proceeds of any such sale together with any dividend not paid to the SDR Holders, after the deduction of fees and costs in accordance with the foregoing, will be held by the Depository without liability for interest thereon for the SDR Holders’ account.

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement or free writing prospectus a description of any depositary shares, debt securities, warrants, stock purchase contracts or units that may be offered under this prospectus.

PLAN OF DISTRIBUTION

The offered securities may be offered and sold (a) through agents; (b) through underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale. We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in a prospectus supplement. Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, Alston & Bird LLP, Washington, D.C. will pass upon the validity of any securities (other than the SDRs) we offer by this prospectus and any applicable prospectus supplement, and Vinge, Stockholm will pass upon the validity of any SDRs we offer by this prospectus and any applicable prospectus supplement. Any underwriters will be advised about issues related to any offering by their own legal counsel, which will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Autoliv appearing in Autoliv’s Annual Report (Form 10-K) for the fiscal year ended December 31, 2011, and the effectiveness of Autoliv’s internal control over financial reporting as of December 31, 2011, have been audited by Ernst & Young AB, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus and any applicable prospectus supplement. This prospectus and any applicable prospectus supplement are a part of the registration statement and do not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any applicable prospectus supplement to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C. or on the SEC’s Internet site.

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimated) we expect to incur in connection with the issuance and distribution of the securities registered under this registration statement, other than underwriting discounts and commissions:

Amount to be paid
SEC registration fee	$	*
Federal and state taxes		**
Legal fees and expenses		**
Accounting fees and expenses		**
Printing fees		**
Trustee’s fees and expenses		**
Transfer agent’s fees and expenses		**
Miscellaneous		**

Total (without SEC registration fee)	$	**

*	The registrant is registering an unspecified amount of securities under this registration statement and, in accordance with Rules 456(b) and 457(r), the registrant is deferring payment of any additional registration fee until the time that the securities are offered under this registration statement, as contemplated by Rule 456(b), pursuant to a prospectus supplement.
**	Estimates of these fees and expenses are not presently known. Estimates of the fees and expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (“DGCL”) makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the Company under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, the Company’s Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”) provides that, to the fullest extent permitted by the DGCL or decisional law, no director shall be personally liable to the Company or to its stockholders for monetary damages for breach of his fiduciary duty as a director. The effect of this provision in the Certificate of Incorporation is to eliminate the rights of the Company and its stockholders (through stockholders’ derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above.

The Company’s Certificate of Incorporation provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation or enterprise (including an employee benefit plan), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereof, and any taxes imposed on such person as a result of such payments) actually and reasonably incurred by such person in connection with such action, suit or proceeding, to the fullest extent authorized by the DGCL if such person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, provided that the Company shall indemnify such person in connection with any such action, suit or proceeding initiated by such person only if authorized by the board of directors of the Company or brought to enforce certain indemnification rights.

The Certificate of Incorporation also provides that expenses incurred by an officer or director of the Company (acting in his capacity as such) in defending any such action, suit or proceeding shall be paid by the Company, provided that if required by the DGCL such expenses shall be advanced only upon delivery to the Company of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company. Expenses incurred by other agents of the Company may be advanced upon such terms and conditions as the Board of Directors of the Company deems appropriate.

The Certificate of Incorporation also provides that indemnification provided for in the Certificate of Incorporation or the Company’s Restated By-Laws, as amended (the “Bylaws”) shall not be deemed exclusive of any other rights to which the indemnified party may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise; and that the Company may purchase and maintain insurance to protect itself and any such person against any such expenses, liability and loss, whether or not the Company would have the power to indemnify such person against such expenses, liability or loss under the DGCL, the Certificate of Incorporation or the Bylaws.

In addition to the above, the Company has entered into indemnification agreements with each of its directors and certain of its officers. The indemnification agreements provide directors and officers with the same indemnification by the Company as described above and assure directors and officers that indemnification will continue to be provided despite future changes in the Certificate of Incorporation or Bylaws of the Company. The Company also provides indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances, which may include liability or related loss under the Securities Act and the Exchange Act.

Item 16.	Exhibits

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

1.1	Form of Underwriting Agreement.	*

3.1	See Articles 4, 5 and 6 of the Restated Certificate of Incorporation of Autoliv, as amended.	Exhibit 3.1 in Autoliv’s Registration Statement on Form S-4 (File No. 333-23813, filing date March 24, 1997).

3.2	See Restated By-Laws of Autoliv, as amended.	Exhibit 3.2 in Autoliv’s Annual Report on Form 10-K (File No. 001-12933, filing date February 23, 2012) (the “2011 Annual Report”).

4.1	Indenture for Senior Debt Securities, dated as of March 30, 2009, between Autoliv and U.S. Bank National Association, as Trustee	Exhibit 4.1 in Autoliv’s Registration Statement on Form 8-A (File No. 001-12933, filing date March 30, 2009).

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.2	First Supplemental Indenture, dated as of March 30, 2009, between Autoliv and U.S. Bank National Association, as Trustee.	Exhibit 4.2 in Autoliv’s Registration Statement on Form 8-A (File No. 001-12933, filing date March 30, 2009).

4.3	Form of Indenture for Subordinated Debt Securities.	Exhibit 4.4 in Autoliv’s Registration Statement on Form S-3 (File No. 333-158139, filing date March 23, 2009).

4.4	Specimen of Preferred Stock Certificate and Form of Designation of Preferred Stock.	*

4.5	Form of Note.	*

4.6	Form of Depositary Agreement.	*

4.7	Form of Depositary Receipt.	*

4.8	Form of Warrant.	*

4.9	Form of Stock Purchase Contract.	*

4.10	Form of Unit Agreement.	*

4.11	General Terms and Conditions For Swedish Depository Receipts in Autoliv, Inc. dated as of August 1, 2011.	**

5.1	Opinion of Alston & Bird LLP.	**

5.2	Opinion of Vinge.	**

12.1	Statement regarding computation of earnings to fixed charges.	Exhibit 12.1 in the 2011 Annual Report.

23.1	Consent of Ernst & Young AB.	**

23.2	Consent of Alston & Bird LLP (included in Exhibit 5.1).	**

23.3	Consent of Vinge (included in Exhibit 5.2).	**

24.1	Power of Attorney (included on Page II-6 as part of signature pages hereto).	**

25.1	Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended, on Form T-1 of U.S. Bank National Association, as trustee for Autoliv’s Senior Debt Securities under the Senior Indenture.	**

25.2	Statement of Eligibility and Qualification of Trustee under the Trust Indenture Act of 1939, as amended, on Form T-1 of U.S. Bank National Association, as trustee for Autoliv’s Inc. Subordinated Debt Securities under the Subordinated Debt Securities.	**

*	To be filed by amendment to the registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
**	Filed herewith.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stockholm, Sweden, on the 7th day of March, 2012.

AUTOLIV, INC.
By:	/s/ Jan Carlson
Jan Carlson Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint Mats Wallin and Lars Sjöbring, each of them (with full power to each of them to act alone) severally, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her or on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and any additional registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, for any offering contemplated by this Registration Statement, and to file the same, with exhibits and any and all other documents and instruments filed with respect thereto, with the Securities and Exchange Commission (or any other governmental or regulatory authority), granting unto said attorneys-in-fact and agents, and each of them, full power and authority in the name and on behalf of each of the undersigned to do and to perform each and every act and thing requisite and necessary or advisable to be done in order to effectuate the same as fully as to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and/or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Lars Nyberg Lars Nyberg	Chairman of the Board of Directors	March 7, 2012

/s/ Jan Carlson Jan Carlson	Chief Executive Officer and Director	March 7, 2012

/s/ Robert W. Alspaugh Robert W. Alspaugh	Director	March 7, 2012

/s/ Walter Kunerth Walter Kunerth	Director	March 7, 2012

/s/ Xiaozhi Liu Dr. Xiaozhi Liu	Director	March 7, 2012

/s/ George A. Lorch George A. Lorch	Director	March 7, 2012

/s/ James M. Ringler James M. Ringler	Director	March 7, 2012

/s/ Kazuhiko Sakamoto Kazuhiko Sakamoto	Director	March 7, 2012

/s/ Wolfgang Ziebart Wolfgang Ziebart	Director	March 7, 2012